Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Second Quarter 2025 Results
New York City, NY – July 30, 2025 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended June 30, 2025.
Reported GAAP net income of $24.4 million for the three months ended June 30, 2025, compared to $23.7 million for the three months ended March 31, 2025. Reported diluted earnings per share ("EPS") to common stockholders of $0.19 for the three months ended June 30, 2025, compared to $0.20 for the three months ended March 31, 2025.
Reported Distributable Earnings (a non-GAAP financial measure) of $29.0 million, or $0.27 per diluted common share on a fully converted basis(1), for the three months ended June 30, 2025, compared to $(6.2) million, or $(0.12) per diluted common share on a fully converted basis(1), for the three months ended March 31, 2025, respectively.
Second Quarter 2025 Summary
•Core portfolio principal balance of $4.5 billion:
◦Portfolio consisted of 145 loans with an average loan size of $31.3 million
◦99.1% of the Company's portfolio is in senior mortgage loans and approximately 88.1% is floating rate loans
◦74.0% of the portfolio is collateralized by multifamily properties and only 2.9% is collateralized by office properties
•Closed $60.8 million of new loan commitments at a weighted average spread of 384 basis points
•Funded $90.6 million of principal balance including future funding on existing loans and received loan repayments of $316.8 million
•Total liquidity of $500.6 million, which includes $76.8 million in cash and cash equivalents
•Produced GAAP and Distributable Earnings ROE (a non-GAAP financial measure) of 5.5% and 7.3%, respectively
•Declared a common stock cash dividend of $0.355, representing an annualized 9.6% yield on book value
•Book value of $14.82 per diluted common share on a fully converted basis(1)
•Subsequent to quarter end, the Company acquired NewPoint Holdings JV LLC (“NewPoint”), a privately held commercial real estate finance company headquartered in Plano, Texas
Michael Comparato, President of FBRT, said, “We continue to make meaningful progress across our legacy portfolio and see a clear path to dividend coverage. With the NewPoint acquisition now closed, FBRT is uniquely positioned to grow and create long-term value for stockholders."
Portfolio and Investment Activity
Core portfolio: For the quarter ended June 30, 2025, the Company closed $60.8 million of new loan commitments, funded $90.6 million of principal balance on new and existing loans, and received loan repayments of $316.8 million. As of June 30, 2025, the Company had eight loans on its watch list, one of which was risk rated a five and seven of which were risk rated a four.
Conduit: For the quarter ended June 30, 2025, the Company originated $25.2 million of fixed rate conduit loans and sold $8.0 million of conduit loans for a gain of $0.3 million, gross of related derivatives.
Real estate owned: The Company ended the quarter with ten foreclosure real estate owned positions totaling $246.2 million, one investment real estate owned position of $120.4 million, and two equity investment positions of $23.4 million.
Allowance for credit losses: The Company recognized a benefit for credit losses of $1.5 million, comprised of a $2.6 million general allowance benefit, partially offset by a $1.1 million specific allowance provision.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Book Value
As of June 30, 2025, book value was $14.82 per diluted common share on a fully converted basis(1).
Share Repurchase Program
As of July 28, 2025, $31.1 million remains available under the $65.0 million share repurchase program, which extends through December 31, 2025.
Subsequent Events
On July 1, 2025, the Company completed the previously announced acquisition of NewPoint Holdings JV LLC for a total consideration of $428.2 million. The consideration was comprised of $337.3 million in cash (which amount remains subject to possible post-closing adjustment) and 8,385,951 Class A Units of FBRT OP LLC, a consolidated subsidiary of Franklin BSP Realty Trust, Inc. NewPoint Holdings JV LLC historical financial statements were filed on July 30, 2025.
Distributable Earnings and Distributable Earnings to Common
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, and (vii) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (x) perpetual preferred stock dividend payments and (y) non-controlling interests in joint ventures.
As noted above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP.
The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared.
Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Distributable Earnings to Common included at the end of this release for further information.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended June 30, 2025 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, July 31, 2025 at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10200726/ff69771bb8. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com?id=49FOOjpl. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of June 30, 2025, FBRT had approximately $5.6 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, tariffs, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data) (Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$414,085	$184,443
Restricted cash	8,695	12,421
Commercial mortgage loans, held for investment, net of allowance for credit losses of $43,241 and $78,083 as of June 30, 2025 and December 31, 2024, respectively(1)	4,482,201	4,908,667
Commercial mortgage loans, held for sale, measured at fair value(2)	17,150	87,270
Real estate securities, available for sale, measured at fair value, amortized cost of $83,656 and $202,894 as of June 30, 2025 and December 31, 2024, respectively(3)	83,361	202,973
Receivable for loan repayment(4)	171,775	157,582
Accrued interest receivable	35,830	42,225
Prepaid expenses and other assets	23,155	17,526
Intangible lease asset, net of amortization	38,394	39,834
Real estate owned, net of depreciation	111,839	113,160
Real estate owned, held for sale	220,357	222,890
Equity method investments	23,376	13,395
Total assets	$5,630,218	$6,002,386
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$3,043,604	$3,628,270
Repurchase agreements and revolving credit facilities - commercial mortgage loans	573,093	329,811
Repurchase agreements - real estate securities	128,890	236,608
Mortgage note payable	23,998	23,998
Other financings	12,865	12,865
Unsecured debt	184,934	81,395
Derivative instruments, measured at fair value	350	713
Interest payable	12,378	12,844
Distributions payable	36,456	36,237
Accounts payable and accrued expenses	14,310	14,443
Due to affiliates	13,074	14,106
Intangible lease liability, held for sale	880	1,291
Total liabilities	$4,044,832	$4,392,581
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of June 30, 2025 and December 31, 2024	$89,748	$89,748
Total redeemable convertible preferred stock	$89,748	$89,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of June 30, 2025 and December 31, 2024	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 82,928,544 and 83,066,789 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	822	818
Additional paid-in capital	1,603,162	1,600,997
Accumulated other comprehensive income/(loss)	(296)	79
Accumulated deficit	(373,710)	(348,074)
Total stockholders' equity	$1,488,720	$1,512,562
Non-controlling interest	6,918	7,495
Total equity	$1,495,638	$1,520,057
Total liabilities, redeemable convertible preferred stock and equity	$5,630,218	$6,002,386

______________________________________________________________________

(1) Includes pledged assets of $613.5 million and $268.7 million as of June 30, 2025 and December 31, 2024, respectively.
(2) There were no pledged assets of June 30, 2025 and $61.1 million pledged assets as of December 31, 2024, respectively.
(3) Includes pledged assets of $83.4 million and $180.7 million as of June 30, 2025 and December 31, 2024, respectively.
(4) Includes $171.3 million and $157.0 million of cash held by servicer related to the CLOs as of June 30, 2025 and December 31, 2024, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Income
Interest income	$111,171	$133,553	$225,079	$264,111
Less: Interest expense	70,213	86,740	140,806	168,058
Net interest income	40,958	46,813	84,273	96,053
Revenue from real estate owned	8,336	4,072	15,133	8,784
Total income	$49,294	$50,885	$99,406	$104,837
Expenses
Asset management and subordinated performance fee	$5,537	$6,252	$12,092	$14,117
Acquisition expenses	175	195	474	433
Administrative services expenses	3,884	704	7,232	3,564
Professional fees	4,698	3,864	11,274	7,948
Share-based compensation	2,316	2,087	4,562	3,886
Depreciation and amortization	1,381	1,417	2,761	2,835
Other expenses	11,569	3,202	21,505	5,565
Total expenses	$29,560	$17,721	$59,900	$38,348
Other income/(loss)
(Provision)/benefit for credit losses	$1,487	$(32,178)	$3,385	$(35,059)
Realized gain/(loss) on real estate securities, available for sale	113	—	113	88
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	264	1,384	5,303	6,897
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	—	158	—	615
Gain/(loss) on other real estate investments	2,684	(6,249)	452	(6,243)
Unrealized gain/(loss) on derivatives	(153)	(183)	(1,209)	(321)
Realized gain/(loss) on derivatives	(64)	22	874	313
Income/(loss) from equity method investments	181	—	181	—
Total other income/(loss)	$4,512	$(37,046)	$9,099	$(33,710)
Income/(loss) before taxes	24,246	(3,882)	48,605	32,779
(Provision)/benefit for income tax	138	117	(516)	(717)
Net income/(loss)	$24,384	$(3,765)	$48,089	$32,062
Net (income)/loss attributable to non-controlling interest	(1,183)	1,590	(830)	1,683
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$23,201	$(2,175)	$47,259	$33,745
Less: Preferred stock dividends	6,748	6,748	13,496	13,497
Net income/(loss) applicable to common stock	$16,453	$(8,923)	$33,763	$20,248

Basic earnings per share	$0.19	$(0.11)	$0.40	$0.24
Diluted earnings per share	$0.19	$(0.11)	$0.40	$0.24
Basic weighted average shares outstanding	82,181,403	81,815,681	82,117,897	81,904,888
Diluted weighted average shares outstanding	82,181,403	81,815,681	82,117,897	81,904,888

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Distributable Earnings to Common for the three and six months ended June 30, 2025 and 2024 (amounts in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP Net Income (Loss)	$24,384	$(3,765)	$48,089	$32,062
Adjustments:
Unrealized (gain)/loss on financial instruments(1)	(2,531)	6,274	757	5,949
Subordinated performance fee(2)	(791)	(2,158)	(540)	(2,712)
Non-cash compensation expense	2,316	2,087	4,562	3,886
Depreciation and amortization	1,381	1,417	2,761	2,835
Transaction-related and non-recurring items(3)	1,847	—	4,821	—
(Reversal of)/provision for credit losses	(1,487)	32,178	(3,385)	35,059
Distributable Earnings before realized loss	$25,119	$36,033	$57,065	$77,079
Realized gain/(loss) adjustment on loans and REO(4)	3,886	(3,680)	(34,294)	(3,680)
Distributable Earnings	$29,005	$32,353	$22,771	$73,399
7.5% series E cumulative redeemable preferred stock dividend	(4,842)	(4,842)	(9,684)	(9,684)
Non-controlling interests in joint ventures net (income) / loss	(1,183)	1,590	(830)	1,683
Non-controlling interests in joint ventures adjusted net (income) / loss DE adjustments	1,094	(1,676)	744	(1,952)
Distributable Earnings to Common	$24,074	$27,425	$13,001	$63,446
Average common stock & common stock equivalents(5)	1,324,424	1,370,731	1,331,629	1,380,321
GAAP net income/(loss) ROE	5.5%	(2.0)%	5.6%	3.5%
Distributable earnings ROE	7.3%	8.0%	2.0%	9.2%
GAAP net income/(loss) per share, diluted	$0.19	$(0.11)	$0.40	$0.24
GAAP net income/(loss) per share, fully converted(6)	$0.21	$(0.08)	$0.42	$0.27
Distributable earnings per share, fully converted(6)	$0.27	$0.31	$0.15	$0.72
Distributable earnings per share before realized gain/(loss), fully converted(6)	$0.23	$0.35	$0.53	$0.76
________________________
________________________
(1) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(2) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations in the quarter.
(3) Represents transaction-related and non-recurring costs associated with the acquisition of NewPoint Holdings JV LLC.
(4) Represents amounts deemed nonrecoverable upon a realization event, which is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized upon sale. Amount may be different than the GAAP basis. As of June 30, 2025, the Company had $5.0 million of GAAP loss adjustments that will run through distributable earnings if and when cash losses are realized.
(5) Represents the average of all classes of equity except the Series E Preferred Stock.
(6) Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.